Exhibit 99.1

Media Contacts:	Karissa Peer	Investor Contacts:	Jennifer Halchak
	(614) 314-8094 Kate Vossen (732) 675-8448		(201) 275-2711 Edward Barger (267) 614-4669

Organon reports results for the second quarter ended June 30, 2021 and announces inaugural dividend

•	Second quarter 2021 revenue of $1,595 million
•	Net income from continuing operations of $431 million, or $1.70 per diluted share; Adjusted net income from continuing operations of $437 million, or $1.72 per diluted share
•	Adjusted EBITDA of $627 million
•	Board of Directors declares quarterly dividend of $0.28 per share
•	Financial guidance affirmed for 2021

Jersey City, N.J., August 12, 2021 – Organon (NYSE: OGN) (the “company”), today announced its results for the second quarter and year to date ended June 30, 2021 and affirmed its full year 2021 financial guidance.

Organon also announced that its Board of Directors declared a quarterly dividend of $0.28 for each issued and outstanding share of the company's common stock. The dividend is payable on September 13, 2021 to stockholders of record at the close of business on August 23, 2021.

“Since well before Organon’s June 2nd spin-off from Merck, thousands of employees have been hard at work standing up Organon, committed to a shared vision to advance the health of women. Already, we have demonstrated our commitment to identifying potential opportunities to help address some of the most important unmet needs in women’s health, with an acquisition focused on treating post-partum hemorrhage as well as a licensing agreement to develop an investigational agent being evaluated to delay pre-term labor,” said Kevin Ali, CEO of Organon. “At the same time, we are focused on driving our business, with all three of our franchises delivering on their objectives.

Accordingly, today we affirmed our full year 2021 guidance. Looking beyond 2021, we remain confident in our ability to organically grow revenue in the low to mid-single digit range, as LOE risk will largely be behind us and Women’s Health and Biosimilars are positioned to deliver double digit growth.”

Second quarter 2021 revenue

in $ millions	Q2 2021	Q2 2020	VPY	VPY ex-FX
Women’s Health	417	350	19%	16%
Biosimilars	86	60	43%	35%
Established Brands	1,045	1,092	(4)%	(10)%
Total Net Revenue(1)	$1,595	$1,526	5%	(1)%

(1)     Franchise revenue does not sum to total revenue due to manufacturing sales to the company’s former parent company and other third parties and pre-spin allocated revenue hedge activities

Total net revenue was $1,595 million for the second quarter of 2021, an increase of 5% as-reported and decrease of 1% excluding the impacts of foreign currency (ex-FX), compared with the second quarter of 2020.

Women’s Health grew 19% as-reported and 16% ex-FX in the second quarter 2021 compared with the second quarter of 2020, driven by growth in NEXPLANON (etonogestrel implant), which grew 39% ex-FX.. NEXPLANON, a single-rod subdermal contraceptive implant, is a physician-administered product. While in-person patient visits to healthcare professionals demonstrated recovery in the second quarter of 2021 relative to the height of the COVID-19 pandemic, which occurred during the same period in 2020, the company expects that ongoing negative impacts will persist through 2021. Growth in fertility also contributed to the performance in Women’s Health in the quarter; FOLLISTIM, AQ Cartridge (follitropin beta injection), grew 40% ex-FX and was positively impacted by a combination of COVID-19 recovery and increased demand. These growth drivers more than offset a 19% ex-FX decline in NuvaRing (etonogestrel/ethinyl estradiol vaginal ring) related to generic competition.

Biosimilars revenue grew 43% as-reported and 35% ex-FX in the second quarter 2021 compared with second quarter 2020, driven by continued demand growth in the US for RENFLEXIS (infliximab-abda), since its launch in 2017, and continued uptake of ONTRUZANT (trastuzumab-dttb) in the US since its July 2020 launch, which was partially offset by a decrease in the EU, reflecting increasing competitive pressures.

Established Brands represents a broad portfolio of well-known medicines, which generally are beyond market exclusivity, including leading brands in cardiovascular, respiratory, dermatology and non-opioid pain management, for which generic competition varies by market. Revenue for Established Brands was down 4% as-reported and down 10% ex-FX in the second quarter of 2021, primarily driven by the loss of exclusivity of ZETIA (ezetimibe) in Japan. Excluding the impact of LOEs, Established Brands revenue was down 2% ex-FX. During the quarter, retail expansion in China grew double digits and partially offset impacts from decreases in the hospital channel due to Volume-Based Procurement.

Second quarter 2021 profitability

in $ millions	Q2 2021	Q2 2020	VPY
Revenue	$1,595	$1,526	5%
Cost of goods sold	583	460	27%
Gross profit	1,012	1,066	(5)%
Gross margin	63.4%	69.9%

Non-GAAP Adjusted gross profit(2)	1,044	1,087	(4)%
Non-GAAP Adjusted gross margin(2)	65.5%	71.2%

Adjusted EBITDA, continuing operations(2,3)	627	776	(19)%
Adjusted EBITDA margin, continuing operations(2,3)	39.3%	50.9%

Net Income, continuing operations	431	586	(26)%
Non-GAAP Adjusted net income, continuing operations(2,3)	437	640	(32)%
Diluted Earnings per Share, continuing operations	1.70	2.31	(26)%
Non-GAAP Adjusted Diluted Earnings per Share, continuing operations(2,3)	1.72	2.52	(32)%

(2)     See Tables 4, 5 and 6 for reconciliations of GAAP to non-GAAP measures

(3)     Discontinued operations includes Merck Retained Products

Gross margin was 63.4% as-reported and 65.5% on an adjusted basis in the second quarter of 2021 compared with 69.9% as-reported and 71.2% on an adjusted basis in the second quarter of 2020. The year-over-year decrease reflects an increase in stand-up costs, including certain costs related to manufacturing agreements between the company and its former parent company, which have lower gross margin percentages compared to third party product sales.

Adjusted EBITDA margin was 39.3% in the second quarter of 2021 compared with 50.9% in the second quarter of 2020, which reflects costs incurred to establish Organon as a standalone entity.

Net income from continuing operations for the second quarter of 2021 was $431 million, or $1.70 per diluted share, compared with $586 million, or $2.31 per diluted share, in the second quarter of 2020. Non-GAAP Adjusted net income was $437 million, or $1.72 per diluted share, compared with $640 million, or $2.52 per diluted share, in 2020.

Capital Allocation

Today, Organon’s Board of Directors declared a quarterly dividend of $0.28 for each issued and outstanding share of the company's common stock. The dividend is payable on September 13, 2021 to stockholders of record at the close of business on August 23, 2021.

As of June 30, 2021, cash and cash equivalents were $730 million and debt was $9,348 million, resulting in net debt of $8,618 million.

Full year guidance – all guidance provided on a Non-GAAP basis

Organon does not provide GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty and without unreasonable effort, the ultimate outcome of legal proceedings, unusual gains and losses, and acquisition-related expenses. These items are uncertain, depend on various factors, and could be material to Organon’s results computed in accordance with GAAP.

The company is affirming the pre-spin financial guidance it provided at the Investor Day it co-hosted with Merck on May 3, 2021. The financial guidance is presented on a non-GAAP basis and is proforma as if Organon was a standalone company for the entire year.

Guidance on proforma non-GAAP basis	Previous guidance	Current guidance
Revenue	$6.1B - $6.4B	Unchanged
Gross margin(4)	Low to mid-60% range	Unchanged
SG&A as % of sales(4)	Mid 20% range	Unchanged
R&D as % of sales(4)	Mid single-digit	Unchanged
Adjusted EBITDA margin	36%-38%	Unchanged
Interest	~$400 million	Unchanged
Depreciation(4)	$100-$115 million	Unchanged
Effective Non-GAAP tax rate	17.5% - 19.5%	Unchanged
Weighted avg. shares outstanding	~250 million (not diluted)	~254 million (fully diluted)

(4) Guidance provided in connection with the spin-off and unlikely to be a recurring component of the company’s annual guidance

Webcast Information

Organon will host a conference call at 8:30 a.m. Eastern Time today to discuss its second quarter 2021 financial results. To listen to the event and view the presentation slides via webcast, join from the Organon Investor Relations website at https://www.organon.com/investor-relations/. A replay of the webcast will be available approximately two hours after the conclusion of the live event on the company’s website. Institutional investors and analysts interested in participating in the call must register in advance by clicking on this link: http://www.directeventreg.com/registration/event/9577397. Following registration, participants will receive a confirmation email containing details on how to join the conference call, including dial-in information and a unique passcode and registrant ID. Pre-registration will allow participants to bypass an operator and be placed directly into the call.

About Organon

Organon (NYSE: OGN) is a global healthcare company formed through a spinoff from Merck, (NYSE: MRK) known as MSD outside of the United States and Canada, to focus on improving the health of women throughout their lives. Here for her health, the company has a portfolio of more than 60 medicines and products across a range of therapeutic areas. Led by the reproductive health portfolio coupled with an expanding biosimilars business and stable franchise of established medicines, Organon’s products produce strong cash flows that will support investments in future growth opportunities in women’s health, including business development like recently acquired Alydia Health, a medical device company focused on treating postpartum hemorrhage. In addition, Organon is pursuing opportunities to collaborate with biopharmaceutical innovators looking to commercialize their products by leveraging its scale and presence in fast growing international markets.

Organon has a global footprint with significant scale and geographic reach, world-class commercial capabilities, and approximately 9,000 employees with headquarters located in Jersey City, New Jersey.

For more information, visit http://www.organon.com and connect with us on LinkedIn and Instagram.

Non-GAAP financial measures

Non-GAAP results, such as Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS, are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. Definitions and reconciliations of non-GAAP measures to the most directly comparable GAAP measures are provided within the schedules attached to this release. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful representation of the underlying operating performance of the business. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the appendix of this press release for reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. The company’s full-year 2021 guidance measures (other than revenue) are provided on a non-GAAP basis because the company is unable to reasonably predict certain items contained in the GAAP measures. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the company's ongoing operations.

Forward-Looking Statement of Organon

Except for historical information herein, this news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about management’s expectations about Organon’s future financial performance and prospects. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of the ongoing COVID-19 pandemic and emergence of variant strains; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances; new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict its future financial results and performance; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s filings with the Securities and Exchange Commission (SEC), including its registration statement on Form 10, available at the SEC’s Internet site (www.sec.gov).

TABLE 1

Organon & Co.

Condensed Consolidated Statement of Income

(Unaudited, $ in millions except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Sales	$1,595	$1,526	$3,101	$3,306
Costs, Expenses and Other
Cost of sales	583	460	1,174	998
Selling, general and administrative	416	284	798	601
Research and development	76	51	143	96
Restructuring costs	1	19	2	31
Other (income) expense, net	82	10	80	34
	1,158	824	2,197	1,760
Income From Continuing Operations Before Income Taxes	437	702	904	1,546
Taxes on Income	6	116	78	226
Net Income From Continuing Operations	431	586	826	1,320
Loss From Discontinued Operations - Net of Tax	(4)	(44)	—	(75)
Net Income	$427	$542	$826	$1,245

Earnings (Loss) per Share Attributable to Organon & Co. Stockholders - Basic:
Continuing operations	$1.70	$2.31	$3.26	$5.21
Discontinued operations	(0.02)	(0.17)	—	(0.30)
Net Earnings per Share Attributable to Organon & Co. Stockholders	$1.68	$2.14	$3.26	$4.91

Earnings (Loss) per Share Attributable to Organon & Co. Stockholders - Diluted:
Continuing operations	$1.70	$2.31	$3.25	$5.21
Discontinued operations	(0.02)	(0.17)	—	(0.30)
Net Earnings per Share Attributable to Organon & Co. Stockholders	$1.68	$2.14	$3.25	$4.91

Weighted Average Shares Outstanding:
Basic	253,516,000	253,516,000	253,516,000	253,516,000
Diluted	253,828,232	253,516,000	253,828,232	253,516,000

TABLE 2

Organon & Co.

Sales by top products

	Three Months Ended June 30,						Six Months Ended June 30,
	2021			2020			2021			2020
($ in millions)	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Women’s Health
Nexplanon/Implanon NXT	$129	$56	$184	$87	$44	$132	$269	$98	$368	$237	$90	$326
Follistim AQ	27	38	65	20	24	44	52	65	117	40	44	85
NuvaRing	26	28	53	35	28	63	47	52	98	61	64	126
Ganirelix Acetate Injection	5	25	31	3	11	14	14	46	60	3	27	30
Cerazette	—	18	18	—	15	15	—	34	34	—	33	33
Other Women's Health (1)	23	43	66	54	28	82	63	76	139	75	65	141
Biosimilars
Renflexis	36	7	43	28	3	30	70	11	81	54	5	59
Ontruzant	7	15	22	—	18	19	11	34	45	—	40	40
Brenzys	—	11	11	—	11	11	—	21	21	—	29	29
Other Biosimilars (1)	—	10	10	—	—	—	—	19	19	—	—	—
Established Brands
Cardiovascular
Zetia	2	97	99	(1)	138	137	4	186	190	(4)	285	282
Vytorin	2	42	45	2	37	39	5	81	86	6	87	92
Atozet	—	121	121	—	115	115	—	233	233	—	238	238
Rosuzet	—	18	18	—	31	31	—	33	33	—	63	63
Cozaar/Hyzaar	2	84	86	5	94	98	6	171	177	12	188	200
Zocor	1	15	16	1	14	16	2	29	31	—	39	39
Other Cardiovascular (1)	—	45	45	—	54	54	—	69	69	—	87	87
Respiratory
Singulair	3	89	92	4	95	100	8	191	199	9	246	255
Nasonex	1	51	52	4	45	49	3	92	95	10	110	120
Dulera	42	10	52	32	7	39	73	18	91	105	18	122
Clarinex	2	29	30	2	32	33	3	52	55	3	81	84
Asmanex	13	1	14	12	2	14	29	3	32	38	4	42
Other Respiratory (1)	—	8	8	—	5	5	—	12	12	1	14	15
Non-Opioid Pain, Bone and Dermatology
Arcoxia	—	62	62	—	65	65	—	119	119	—	135	135
Fosamax	1	48	49	1	52	52	2	85	86	2	92	93
Diprospan	—	32	32	—	24	24	—	57	57	—	53	53
Diprosone	1	23	23	—	16	17	1	42	43	1	36	37
Other Non-Opioid Pain, Bone and Dermatology (1)	3	49	52	1	43	44	2	91	93	2	91	93
Other
Proscar	—	31	32	—	51	51	1	63	64	1	93	94
Propecia	2	34	36	2	26	28	4	63	67	5	53	58
Sinemet	—	18	18	—	19	19	—	36	36	—	40	40
Remeron	1	15	15	1	16	16	1	31	32	1	30	31
Other (1)	12	35	48	6	41	46	23	80	102	29	87	116
Other (2)	(2)	49	47	4	20	24	(3)	119	117	6	41	48
Total sales	$339	$1,257	$1,595	$303	$1,224	$1,526	$690	$2,412	$3,101	$697	$2,608	$3,306

U.S. plus international may not equal total due to rounding.

(1)      Includes sales of products not listed separately. Revenue from an arrangement for the sale of generic etonogestrel/ethinyl estradiol vaginal ring is included in Other Women's Health

(2)      Includes allocated amounts from revenue hedging activities and manufacturing sales to Merck and third parties.

TABLE 3

Organon & Co.

Sales by geographic area

(Unaudited, $ in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2021	2020	2021	2020
Europe and Canada	$470	$378	$904	$859
United States	339	303	690	697
Asia Pacific and Japan	309	419	587	836
China	236	211	442	429
Latin America, Middle East, Russia and Africa	190	187	357	421
Other(1)	51	28	121	64
	$1,595	$1,526	$3,101	$3,306

(1)      Primarily reflects allocated amounts from revenue hedging activities and manufacturing sales to Merck and third parties.

TABLE 4

Reconciliation of GAAP Gross Margin to Non-GAAP Adjusted Gross Profit and Adjusted Gross Margin

($ in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$1,595	$1,526	$3,101	$3,306
Cost of Goods Sold	583	460	1,174	998
Gross Profit	1,012	1,066	1,927	2,308
Gross Margin	63.4%	69.9%	62.1%	69.8%

Amortization	22	21	42	42
One-time costs(1)	10	-	10	-

Non-GAAP Adjusted gross profit(2)	1,044	1,087	1,979	2,350
Non-GAAP Adjusted gross margin	65.5%	71.2%	63.8%	71.1%

(1)      One-time costs primarily include inventory write offs and other costs to stand up the company.

(2)      Non-GAAP Adjusted gross profit is calculated by subtracting total cost of goods sold, amortization and one-time costs from total revenue.

TABLE 5

Organon & Co.

Reconciliation of GAAP Net Income from Continuing Operations to Adjusted EBITDA

($ in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income from continuing operations before income tax	$437	$702	$904	$1,546

Depreciation	21	13	39	25
Amortization(1)	22	21	42	42
Interest expense	62	—	62	—
EBITDA	542	736	1,047	1,613
Restructuring costs	1	19	2	31
One-time costs(2)	66	10	115	23
Stock based compensation	18	11	29	21
Adjusted EBITDA	$627	$776	$1,193	$1,688

(1)      Amortization in all periods is included in Cost of goods sold.

(2)      One-time costs primarily include cost incurred in connection with the Spin-off of Organon as well as costs incurred in June 2021 pertaining to the Alydia acquisition. For the three months ended June 30, 2021, approximately $55 million of the GAAP one-time costs are recorded in Selling, general and administrative expenses, and approximately $10 million are recorded in Cost of goods sold. For the three months ended June 30, 2020, the $10 million of GAAP one-time costs are classified in Selling, general and administrative expenses. For the six months ended June 30, 2021, approximately $104 million of the GAAP one-time costs are recorded in Selling, general and administrative expenses, and approximately $10 million are recorded in Cost of goods sold. For the six months ended June 30, 2020, the $23 million of GAAP one-time costs are classified in Selling, general and administrative expenses.

TABLE 6

Organon & Co.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

($ in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income from continuing operations before income tax	$437	$702	$904	$1,546
Adjustments:
Amortization(1)	22	21	42	42
Restructuring costs	1	19	2	31
One-time costs(2)	66	10	115	23
Stock based compensation	18	11	29	21
Total Adjustments	107	61	188	117
Non-GAAP pre-tax income from continuing operations	544	763	1,092	1,663
Taxes on income as reported in accordance with GAAP	6	116	78	226
Tax benefit on adjustments	20	7	35	13
Tax benefit on GAAP-only discrete items(3)	81	0	91	0
Non-GAAP adjusted taxes on income	107	123	204	239
Non-GAAP adjusted net income, continuing operations	437	640	888	1,424
Non-GAAP adjusted net income, continuing operations per diluted share	1.72	2.52	3.50	5.61

(1)      Amortization in all periods is included in Cost of goods sold.

(2)      One-time costs primarily include cost incurred in connection with the Spin-off of Organon as well as costs incurred in June 2021 pertaining to the Alydia acquisition. For the three months ended June 30, 2021, approximately $55 million of the GAAP one-time costs are recorded in Selling, general and administrative expenses, and approximately $10 million are recorded in Cost of goods sold.  For the three months ended June 30, 2020, the $10 million of GAAP one-time costs are classified in Selling, general and administrative expenses. For the six months ended June 30, 2021, approximately $104 million of the GAAP one-time costs are recorded in Selling, general and administrative expenses, and approximately $10 million are recorded in Cost of goods sold. For the six months ended June 30, 2020, the $23 million of GAAP one-time costs are classified in Selling, general and administrative expenses.

(3)      For the three months ended June 30, 2021, the company recorded a tax benefit of approximately $70 million related to a portion of non-US step-up in tax basis as a result of its separation from Merck.